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                                                                   EXHIBIT 10.15

October 21, 1994




[Outside Directors]
Board of Directors
Lyondell Petrochemical Company

Dear ______________:

     The Executive Committee has granted to you _____________ Restricted Shares effective as of November 1, 1994. The grant is intended to acknowledge your valuable contributions and the expenditure of significant amounts of your time in connection with the evaluation of the 1994 Atlantic Richfield Company debt offering, the subsequent transition of the Board and establishment of various corporate governance principles, as well as to create an additional incentive for you to continue making your valuable contributions of time and service to the Company and to increase the alignment of personal economic interest between you and stockholders generally.

     "Restricted Shares" means shares of the Company's common stock which may not be assigned or transferred for a stated period of time (the "Restriction Period") and which are forfeited if the holder resigns or otherwise terminates his or her directorship of the Company during the Restriction Period, upon the terms set forth below. The Restriction Period applicable to these Restricted Shares is one (1) year from November 1, 1994.

     The following are additional terms, conditions and provisions applicable to this award:

     1. Your rights in regard to these Restricted Shares are not vested, and you understand and agree, by your signature to this Agreement, that your entire interest in these Restricted Shares may be forfeited if you fail to remain as a Director of the
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[Name of Outside Director]
October 21, 1994
Page 2

     Company for the full term of the Restriction Period or in the event of any failure of any of the terms or conditions attached to this award and set out in this Agreement.

     2. Specifically, the Restricted Shares shall not vest in you until the expiration of the Restriction Period and shall be wholly forfeited in the event of your resignation or discharge prior to such time; provided, however, in the event of any termination of your directorship on account of death, disability which in the determination of the Committee prevents you from carrying out your duties or termination for reasons other than cause or voluntary resignation, and provided you are not otherwise in default hereunder, the Restricted Shares shall not be forfeited but shall immediately vest in you or your estate, as the case may be, free of any restrictions (except as provided in Section 6).

     3. During the Restriction Period, the Restricted Shares will be evidenced by a certificate issued in your name but such certificate will not be delivered to you and shall be held by the Company until the expiration of the Restriction Period or until earlier forfeiture. During the Restriction Period (and prior to any forfeiture), your rights in respect of the Restricted Shares shall be as follows:

                 (i) You will be entitled to receive cash dividends when paid on the Restricted Shares and you will be entitled to vote the Restricted Shares;

                 (ii) During the Restriction Period you shall not be entitled to delivery of any stock certificate evidencing the Restricted Shares;

                 (iii) The certificates for the Restricted Shares may have imprinted thereon such restrictive legends, and such stop-transfer orders, dividend payment orders and such other orders as may be given in respect thereof by the Executive Committee
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[Name of Outside Director]
October 21, 1994
Page 3

          as the Executive Committee may determine in its sole discretion;

                 (iv) During the Restriction Period you may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of any of the Restricted Shares; and

                 (v) Stock dividends paid on the Restricted Shares shall not be paid to you, but shall be held by the Company on the same terms as the Restricted Shares on which they were paid; provided, however, the Executive Committee in its discretion may direct the payment of any such stock dividends directly to you, free of the restriction imposed by this Agreement.

     4. At the end of the Restriction Period, the Restricted Shares which have not been forfeited, together with any cash held on account of dividends on such Restricted Shares, shall be delivered to you, except that the Company may withhold sufficient Restricted Shares and cash to enable it to satisfy its federal, state and local tax withholding obligations, if any.

     5. Shares of common stock delivered pursuant to the terms hereof will be Treasury shares of the Company.

     6. Shares of common stock delivered hereunder after the release of any conditions thereto may nonetheless be restricted stock under the Securities Act of 1933, as amended (the "1933 Act"), and the certificates for such shares may have a legend imprinted thereon restricting the sale, hypothecation or further transfer of said shares except pursuant to an offer registered under the 1933 Act or pursuant to an exemption from registration which, in the opinion of the Company, is applicable to such transaction.

     7. In the event of a Change in Control (as defined in the Company's Key Management Severance Plan (effective as of May 27, 1994)), the Restriction
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[Name of Outside Director]
October 21, 1994
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     Period will terminate forthwith and the Restricted Shares shall not be subject to forfeiture.

     8. This Agreement shall be executed and delivered by you in the City of Houston, County of Harris, Texas and shall be governed by Texas Law.

     Counsel for the Company has advised that in the opinion of such counsel:

     1. Any cash dividends which are paid to you on the Restricted Shares will constitute taxable income to you when received. Generally, at such time as the restrictions on the Restricted Shares are released or satisfied and your right to the Restricted Shares becomes non-forfeitable you will have taxable income in an amount equal to the then fair market value of the Restricted Shares. You may accelerate the time at which you have taxable income by making a special election; however, this election must be filed within 30 days of the grant date. YOU ARE URGED TO CONTACT YOUR OWN PERSONAL TAX ADVISOR IMMEDIATELY CONCERNING THE TAX CONSEQUENCES ASSOCIATED WITH HOLDING THE RESTRICTED SHARES.

     2. You are subject to the requirement of filing reports under section 16(a) of the Securities Exchange Act of 1934 upon changes in your beneficial ownership of shares of the Company's common stock, and therefore you must report the award of Restricted Shares on Form 4, Statement of Changes in Beneficial Ownership, for the month in which the award was received.

     This Agreement, dated as of October 21, 1994, has been executed and delivered by the parties hereto in Houston, Texas.

Very truly yours,

LYONDELL PETROCHEMICAL COMPANY



By __________________________________
   Bob G. Gower
   Chairman, Executive Committee
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[Name of Outside Director]
October 21, 1994
Page 5

                                 Acknowledgment
                                 --------------

     The undersigned, ____________________, grantee of the award of Restricted Shares pursuant to this Agreement, hereby accepts said award on the terms, conditions and provisions contained in this Agreement. The undersigned acknowledges receipt of a copy of the Agreement and understands that his rights in respect of the Restricted Shares may be forfeited as provided in this Agreement.

     Dated ____________________, 1994.



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                                   [Awardee's Name]